Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference EVENT DATE/TIME: MARCH 21, 2017 / 2:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 C O R P O R A T E P A R T I C I P A N T S Joanne Crevoiserat Abercrombie & Fitch Co. - EVP, COO & CFO Fran Horowitz Abercrombie & Fitch Co. - President & CEO C O N F E R E N C E C A L L P A R T I C I P A N T S Dana Telsey Telsey Advisory Group - Analyst P R E S E N T A T I O N Dana Telsey - Telsey Advisory Group - Analyst Today I am very pleased to have with us the executive team of Abercrombie & Fitch. We have Fran Horowitz, CEO and President; Joanne Crevoiserat, EVP, COO and Chief Financial Officer; and Brian Logan, Vice President of Investor Relations. Abercrombie is on a journey. They are on a journey to create more customer-centric brands. If any of you have been to Columbus, Ohio recently like I have, and have seen the new reinvigorated Abercrombie & Fitch prototype, it looks terrific. I think if you went in there, you would all walk out with shopping bags. Change certainly continues to be in the air as they basically are making new store prototypes, they are continuing to reevaluate the store base, and they are also enhancing omnichannel and loyalty programs. With Hollister continuing to showcase new products and innovations and Abercrombie reinventing themselves, very pleased to have with us today Joanne, Fran, and Brian to tell us more of the story. Thank you very much. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP, COO & CFO Good morning, everyone, and thanks for joining us today. Thanks, Dana, for hosting us. It's great to be here again. We love this event every year. And joining me, as Dana said, is Fran, and she is going to come up and make some comments a bit later. Before I start, I'd like to remind you that any forward-looking statements that I make today are subject to the Safe Harbor statement found in our SEC filings. Also, please refer to our press release issued on March 2nd that is available on our website for a reconciliation of any non-GAAP measures that I will be referencing in our presentation today. I plan to give a brief recap of our results for 2016 and our outlook for 2017, and then Fran is going to provide an update on our strategic initiatives. Starting with 2016, our results for the year reflect what was and continues to be a challenging and competitive environment. We stabilized Hollister, our largest brand, and it continued to perform in a difficult environment, including achieving comps sales growth in the fourth quarter. A&F's revitalization continues, but remains a work in progress with many of the lessons learned from Hollister being applied. While we did not make as much progress in A&F as we wanted, we have made significant organizational changes, improved operating efficiency, and invested in stores to position us for improved future performance. Diving into the numbers a bit more, net sales for 2016 were $3.3 billion, down 5% versus last year with FX accounting for approximately 1% of the decline. Looking at adjusted non-GAAP numbers on the right side of this slide, gross margin rate was lower than last year, reflecting a 60 basis point headwind from FX and lower average unit retail. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 Operating expenses, which included $16 million in lease termination charges related to the A&F flagship store in Hong Kong deleveraged with the sales decline. However, savings from our expense reduction efforts more than offset investments in key areas to drive the business, including in marketing and in DTC and omnichannel. While operating income was just above breakeven, the business continues to generate positive cash flow. In 2016, operating cash flows of approximately $180 million supported CapEx investments of $141 million, dividends of $54 million and debt repayments of $25 million, all while maintaining targeted liquidity levels. And we ended the year with $547 million in cash and $268 million in gross borrowings outstanding. We also ended the year with total inventory down 8% compared to last year, reflecting our ongoing discipline in this area. With a strong balance sheet and disciplined approach to managing capital and operating expenses, we expect to continue to generate the cash necessary to invest in the business, meet our debt obligations, and maintain the dividend. With regard to the rest of our outlook for fiscal 2017, we expect comp sales improvement for the full-year, as our strategic initiatives take hold in A&F and we gain further traction in Hollister, with improvement building in the back half of the year. Based on forecasted exchange rates for 2017, as of our last earnings call, we would expect FX to adversely impact sales by approximately $55 million, operating income by approximately $25 million, and earnings per diluted share by approximately $0.25. In addition, we expect the gross margin rate for the full year to be flat to fiscal 2016 -- adjusted non-GAAP rate of 61%, but to be up on a constant currency basis, driven primarily by lower average unit cost. However, consistent with what we said on the fourth-quarter earnings call, we expect gross margin rate pressure in the first quarter of 2017, as we contend with deeper traffic headwinds and a continuing promotional environment. We continue to aggressively pursue operating efficiencies in our model where we have a long record of success in identifying and realizing savings. A couple of years ago, we executed an initial profit improvement initiative that generated $250 million in cost savings. This was followed by the implementation of a continuous profit improvement program across the entire organization. This program was a meaningful contributor to the discipline on managing the business in 2016. Then during the fourth quarter last year, we took additional actions to reduce 2017 operating expense by approximately $100 million. While we plan to allocate a portion of those savings to support investments in revenue-driving activities, we expect to see net savings of approximately 3% from our fiscal 2016 adjusted non-GAAP operating expense of $2 billion and we will continue to pursue additional expense savings opportunities throughout 2017. We expect the full-year core tax rate to be in the mid-30%s and to remain highly sensitive to jurisdictional mix and at lower pretax earnings levels. In addition, as a result of a change in share-based compensation accounting standards, we expect to incur a discrete non-cash income tax charge of approximately $9 million in the first quarter of fiscal 2017, which will adversely impact the first quarter and full-year effective tax rate. With respect to capital allocation, we are further sharpening our focus on CapEx investments towards projects that align with our strategic initiatives and provide the highest return. For 2017, we expect capital expenditures of approximately $100 million compared to $140 million in 2016. This includes increased investments to deliver an improved physical store experience in both brands, through a combination of new store prototypes in the case of A&F, ongoing store remodeling at Hollister, and investments in improved store experience at flagship and tourist stores, which serve as an important gateway to the brands for our customers. While flagship and tourist stores remain profitable in the aggregate, they have been a significant contributor to A&F's negative comp sales, and we continue to take aggressive actions to improve overall performance. In addition to the investments in enhancing the store experience, we are investing in product and talent in these locations. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 In 2017, we plan to complete 7 new A&F prototype stores and approximately 40 Hollister remodels. Our continuing investments in IT, DTC and omnichannel builds on the solid foundation we have already laid. Our priorities in this space include continued rollout of omnichannel and CRM capabilities around the world, building on the successes that we have seen in the US and the UK. In 2017, we also plan to open 6 full-priced stores, including 4 in the US and 2 in international markets, and to open 2 new outlet stores. Our efforts to optimize channel performance in response to evolving customer preference include our ongoing program to improve overall store productivity by renegotiating leases or remodeling, resizing, or closing stores. We realized early on that customers' brand engagement and shopping habits were evolving significantly, and we made a conscious decision to address our channel mix. Since 2010, we have closed approximately 400 stores in the US and remodeled nearly 150 stores. Over that same time period, our investment in IT, DTC and omni has reached nearly $400 million. For 2017, we expect to close approximately 60 stores in the US through natural lease expirations. With about 50% of our US leases expiring by the end of fiscal 2018, we continue to have significant flexibility in our leases, allowing us to make strategic decisions, again over whether to remodel, resize, renegotiate or close. We are focused on striking the right channel balance and remaining nimble and responsive to our customers' needs. Before I turn it over to Fran, I'd like to conclude by saying that we continue to tightly manage the business in a difficult environment and are positioning our resources behind our strategic priorities. We maintain a disciplined approach to being as efficient as possible to drive bottom-line improvements, while also being in a position to fund strategic top-line growth initiatives in the future. I will now turn it over to Fran who will go into more detail on the progress we are making on our strategic initiatives. Fran. Fran Horowitz - Abercrombie & Fitch Co. - President & CEO Good morning, everyone, and thank you, Joanne, and thank you, Dana. As Joanne mentioned, our results for the year reflect an environment that was and remains challenging and highly promotional. In spite of the environment, Hollister continues to perform and demonstrate the potential for our brands. When brand voice, product and experience are aligned and attuned to our customer, and we are applying many of those learnings from Hollister's success to A&F. While we did not make as much progress with A&F as we wanted, we have made some important changes under the new brand presence leadership to enhance the performance of the brand. We continue to listen to our customers as we refine and promote our brand positioning, and we are confident in the team and the plans to the brands' revitalization. We've also made significant progress on our strategic initiatives across both brands that have proven to increase customer engagement and provide a better customer experience. Turning to the physical aspect of that first. In 2016, we converted 65 additional Hollister stores to the new prototype format during the year. We continue to be pleased with the positive feedback we consistently receive from customers following each new store rollout, and we plan to convert approximately 40 more Hollister stores in 2017. From the photo here, you can see that the new layout allows you to see the product clearly and access it easily. Everything from the checkout to the fitting rooms is designed with ease of shopping in mind. We've had great feedback from customers throughout the rollout. In fact, Joanne and I have just returned from a series of vendor meetings and store visits in Asia, and the customer and field feedback from the first new Hollister prototype store remodeled there was consistent and equally positive. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 After a successful rollout of the Hollister Club Cali loyalty program in the US, which now has over 5 million members, we launched the A&F Club loyalty program earlier this month. In addition to providing valuable, timely, insights into our customers' preferences at Hollister, we saw a direct correlation between program membership and stronger customer engagement as evidenced by increased spend per transaction. We are excited to replicate the success of this program at Abercrombie. And while it has only been a few weeks since launch, we have been encouraged by the initial response. Fueled by our early strategic investments in mobile, omnichannel and fulfillment, the direct-to-consumer business grew to 26% of total sales in fiscal year 2016, and 31% of total sales in the fourth quarter; historically, the quarter with the highest DTC penetration. During the year we continued to enhance our robust omnichannel capabilities, which are customers are increasingly utilizing. So a few examples for you. POPINS, or purchase online and pick up in-store, last year these were rolled out across stores in the US and Canada following a successful rollout in 2015. This now accounts for 7% of total DTC orders in the combined markets in which it is available. As we had anticipated, this also drives attachment purchases when picking up in stores. We have also made it possible for customers to cross navigate and transact both to Abercrombie adult and kids' brands through a single website. Following initial success of Hollister, we added ratings and reviews and social content to all our websites, resulting in closer customer engagement and valuable feedback. We have also augmented our fulfillment capabilities to the West Coast. We upgraded our apps for loyalty and omnichannel integration from mobile devices, which now account for over 40% of our online sales. We further added our payment capabilities with WeChat Pay and Apple Pay, and we are now leveraging Facebook Messenger as another point of communication with our customer. For us, it's all about making engagement as easy as possible for our customer; however, wherever and whenever our customer wants to shop with us. We know our customer responds to newness, so we've added innovation to a number of existing product categories. For example, after seeing strong customer response to the addition of stretch in key Hollister guys' categories, we recently introduced a new line of advanced stretch jeans for both guys and girls that integrates performance fibers for added comfort. In addition, we have expanded into emerging categories such as swim and Gilly Hicks, which was recently relaunched in Hollister stores and online around the world and includes bras, bralets, swim, lounge and sleepwear. The initial decision to swimwear and the reintroduction of the Gilly Hicks brand were in direct response to customers' insights gleaned from conversations with and the closeness to our customers that we value as customer-centric brands. In the case of Gilly Hicks, we had a lot of customers in-store specifically asking to bring the brand back. We continue to work with our key social media partners to help drive innovative customer engagement and ensure we are at the forefront of exploring new ways in which our customers may want to engage with our brands. Hollister was the first retailer to run a sponsored Snapchat lens, and both of our brands are among a select group to be part of Instagram's test of a new e-commerce feature. Last year we began to communicate an evolved identity for the A&F brand in conjunction with a major marketing campaign. The campaign generated over 1 billion media impressions. While overall it did not have the impact we wanted, there were some important learnings for us that we are already putting to good use. We understand that we need to sharpen the brand identity further, create an invitational message, and evolve the creative. To be clear though, the brand positioning we shared previously remains the same. The Abercrombie & Fitch brand embodies American casual luxury, with an updated attitude that reflects the confidence of today's twenty-something consumer. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 We know and understand that customer and third-party research confirms that more than 80% of US sales come from customers over the age of 18. However, we do need to sharpen how we communicate and express that brand identity. We have engaged an external creative agency and hired a new chief marketing officer, Will Smith, who will help us enhance the power and clarity of our brands' identities and strengthen the connection we have with our customers. In addition, we continue to find new ways to expand our reach through wholesale, franchise, and licensing. Our wholesale business doubled this year with growth from our existing partnerships with Asos and Next, coupled with the addition of our newest partner, Zalando. We see further opportunity for future growth, both with existing and new partners. We entered into our second major franchise partnership to establish a retail store presence in the Middle East. The first store was opened earlier this month in Qatar, and we expect to open 3 more stores in Qatar and 4 stores in Saudi Arabia in 2017. And our fragrance licensing partner, Inter Parfums, developed and launched two new fragrances, First Instinct by A&F and Wave by Hollister, which have both performed well and are additive to our already successful fragrance business. We've talked about having made progress on our key strategic initiatives and maintaining our focus on executing against them. As we move forward, our success comes down to three simple but critical points of focus: inspiring our customers, innovating relentlessly, and developing leaders. We must consistently inspire our customers by creating emotional connections through rich brand experiences. We must intimately understand our customers to create these brand experiences wherever, whenever and however they choose to shop; and to deliver trend-right, brand-right products that never compromises on superior quality, fit or softness. In order to inspire our customer, we have to know them, and there is no substitute for being in our stores in their environment and engaging with them. And that's what we have done and we continue to do so. We know who they are, what they value and aspire to, how they shop and behave, and how they feel about the brands. We will also continue our research and CRM capabilities as we leverage our voice of the customer data, which allows us to continuously receive and respond to customer feedback and measure our performance. This type of insight and feedback is helping us adapt and execute better and faster, be it in product design, associate training or store layout. We must also innovate relentlessly by challenging ourselves to improve every day, from our styles to our stores with new retail experiences, to our systems and omnichannel expansion. An example of our focus on innovation coupled with our focus on inspiring our customers is the new prototype concept store that was developed for A&F, the first in 15 years and the first of which was unveiled last month. The new A&F store prototype located in Columbus, Ohio at the Polaris Fashion Place Mall is 5,000 in feet and is the first of seven that will be built this year. In line with the changes that have taken place over the past 18 months, the space was imagined with the best customer experience in mind, informed by research and customer interactions. For those of you that have not been able to come out to see the store yet, I thought I'd take a few minutes to walk you through some of its key features. As you can see, the storefront is transparent and features a metal sculpture of an A&F logo first used in the early 1900s, a reminder of our amazing heritage of 125 years, an anniversary we celebrate this year. The interior features a cohesive pallet of modern tactile materials including cork, bronze, galvanized steel, concrete, vegan leather, wood and marble, that acts as a neutral but complementary background to the collection. The store is subtly scented with a lighter, cleaner, gender-neutral fragrance. Forms for both genders are located on a concrete platform that runs from the storefront through the middle of the store, showcasing the key trends and ideas for the current season. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 Upon entering the store, the customer will discover two shop-inshops, a fragrance bar and an area for seasonal capsule collections. There's also a dedicated denim room in the back of the store featuring our latest styles. It is important that our stores reflect what the A&F brand is today, so we've created a new space for our customers that is warm, inviting, inclusive and open. Throughout the store, the collections are merchandised to inspire the customer and showcase how pieces can be mixed together. Looking to provide a unique and personal shopping experience, the updated layout includes accommodating features, such as innovative fitting rooms and omnichannel capabilities. The fitting rooms comprise two individual capsules within a larger private suite. This allows each guest to share new looks with a friend or family member while also enjoying privacy. Each suite also has thoughtful amenities, including separate controls for light and music, as well as a phone charging dock. With a focus on seamless service, associates will be on hand to help shoppers place and pick up online orders in store. As I mentioned earlier, POPINS has been a real success and often results in attachment purchases when customers come in for pick up. Furthermore, cash wraps will be located throughout the space, enabling a quicker and more accessible checkout experience. While the store has been only open for about a month now, we have been encouraged and excited by its early progress and feedback we have received from customers. And last but not least, leadership, inspiration and innovation requires us to attract, retain and develop the best talent. We require leaders that are committed to our vision for the business and can inspire their team to deliver on that vision, with a singular focus in flawless execution. We have such a team in place now. We also continue to invest in our teams through training and development programs, to elevate our service, and to attract and retain the types of leaders who will thrive in this new environment and have a desire to succeed and realize our objectives. Our investment in training is working, and in addition to the inherent costs and morale benefits from the lower associate turnover we are experiencing at all levels of our sales organization, it has a direct and measurable impact on customer engagement and the overall customer experience. We have seen this clearly in our voice of customer data and customer net promoter scores. On the home office front, we have seen similar improvements in associate engagement and morale. Our new brand presidents, Stacia Andersen and Kristin Scott, have made significant changes to their teams with additions in key areas such as merchandising, planning and design. And as I mentioned earlier, we have a new CMO in place. We now have the right people in the right places, and everyone aligned on vision and execution. As we look ahead to the rest of 2017, it is likely to remain a challenging environment, but I am confident in our strategic direction and that we will build on the progress we've made over the past year to create customer-centric brands with clear identities that resonate with our customers, and to generate sustainable growth and profits for our shareholders. This brings us to the end of our prepared remarks, and Joanne and I will be happy to answer any questions that you have. Q U E S T I O N S A N D A N S W E R S Unidentified Audience Member (inaudible) the new store format, is it your plan to convert all of the stores to that, and what is the timeframe for that? 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 Fran Horowitz - Abercrombie & Fitch Co. - President & CEO The question is the new store format and how many are we rolling out, anybody who didn't get to hear that. We have plans this year for an additional 6 that are already in the works, and then as we do on all of our new prototypes, we have to evaluate their performance and then we will take it from there as we move into 2018. Unidentified Audience Member (inaudible) successful, will you convert the other ones (inaudible)? Fran Horowitz - Abercrombie & Fitch Co. - President & CEO Ideally, of course. Each and every prototype or new store that we model and build going forward has several components that go into our decision-making: length of lease, location, etc. So it would be something that we would roll out over several years. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP, COO & CFO Yes, and I think you could use our Hollister approach as an example. We would follow the same program as we did with Hollister. If we see success in the A&F prototype, we will work to roll that out, and I would expect that would take several years to roll out. We will manage the process with understanding the amount of return we would see on those investments in any given location. Much of those decisions are wrapped up, as Fran mentioned, in lease expirations. We have a very flexible lease portfolio with expirations coming due here over the next few years. And as we make those decisions and partner with our landlords on longer-term lease commitments, we would make decisions to remodel at that time as well. Unidentified Audience Member (inaudible - microphone inaccessible) Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP, COO & CFO We haven't provided specific details on the remodel cost. And certainly on a prototype, the first prototype you roll out is not value engineered at this point. So we are working to value engineer. The fit and finish that you see in the first prototype, some of that will be reflected in the remaining stores that we impact this year, and we will continue to work those on those costs. And part of our decision on whether to remodel a store will be based on whether we will see a return on that investment. Our goal would be to drive those costs down as low as possible so that we can impact the majority of our fleet. Unidentified Audience Member I had a couple of questions. One, can you talk about the cost to launch a loyalty program and how that stacked up against your expectations for the Hollister brand last year? 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP, COO & CFO Yes, in terms of all-in costs on a loyalty program, there's certainly a build cost to build the functionality which, as I mentioned, was very mobile-centric and digitally driven. We considered those costs as part of our go-to-market cost with our omnichannel strategy and investment. So it is included in that piece of it. There's also a cost of the program itself, executing the program. The loyalty program in Hollister -- in both brands -- is a points-based program. And we evaluate the return on that based on what we see in terms of the customer engagement with the program, the lift that we see in sales, both from a total transaction size -- we are seeing lifts in total transaction size as well as frequency. And we are seeing a nice return on the investments and it is meeting our hurdles in terms of the returns we are seeing from the program overall. Fran Horowitz - Abercrombie & Fitch Co. - President & CEO And generally, we are actually quite pleased with the program. It launched in June, and we have over 5 million active members and over a 40% engagement at point of checkout with them. It has proved, to Joanne's point, to drive a higher purchase as well as strong engagement, so we are pleased at this point. Unidentified Audience Member You are looking for further cost of goods sold reduction, I think, in this coming year. Can you talk about some of the initiatives to get at that? And maybe as a corollary to that, away from just the general massive promotional environment, how do you think your brands are priced today at retail, the individual brands? So I guess two questions there. Fran Horowitz - Abercrombie & Fitch Co. - President & CEO So the first question, Joanne and I actually just came back from a vendor conference in Asia where we brought together our top vendors and had a nice session with them; brought our management team with us. The answer to that is yes, we do have in our plans to have low-single-digit AUC reductions over the course of the year. Many of those come from a variety of places. It comes from the upfront buy, comes from putting processes in place to make sure that the buys are put together and the commitments are made to the factories, in addition to exploring the way that the product is created. So the answer to the first question. The second question was --? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP, COO & CFO Pricing. Fran Horowitz - Abercrombie & Fitch Co. - President & CEO Oh, the pricing. As far as our retail tickets go today, we are actually comfortable with where we are positioned for both brands. I think the opportunity is our discount to ticket and the amount of promotional activity that we have in our business. I think that's our opportunity as we move forward. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 Dana Telsey - Telsey Advisory Group - Analyst How do you think about the international store (inaudible), what you're seeing there? And the differences in performance by category or loyalty programs? Fran Horowitz - Abercrombie & Fitch Co. - President & CEO So our international business varies by brand. Both are very profitable in the aggregate, both the Hollister brand as well as the Abercrombie brand. To give everybody a little bit of background, our Hollister brand is a mall-based international business. Our Abercrombie brand is more of a flagship-based business. Through the third and fourth quarter, what we saw in both of those brands; the third quarter was incredibly warm, unseasonably warm throughout Europe specifically, which was a bit tough on the business. As we got into the fourth quarter, we did see that business improved because our assortments were more appropriate for the weather and had better acceptance. Specifically to the international consumer, I think that we all know and we've talked about the fact that the tourism is down and the exchange of the dollar has been a challenge. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP, COO & CFO Yes, I would say, Dana, if I can jump in, our overall footprint internationally is, I would say, already fairly rational in terms of Europe. Where we are closing stores is mostly in the US where we had much more density. Our store growth in Europe was much more measured, and I think throughout Europe we think our footprint is relatively appropriate for the business that we see there. In Asia, we are still fairly modest in terms of our footprint. I think we have a couple dozen stores in China today. We are being measured about our growth there, but we still see opportunity to grow our footprint internationally, primarily in Asia from a brick-and-mortar standpoint. As Fran mentioned, the flagship stores are in more high street locations and have been impacted by declining tourist traffic. One of our initiatives this year is to roll out our loyalty programs internationally. We've just rolled out -- we rolled out Hollister here in the US and have been pleased with the results; just rolled Abercrombie in the US just this past month. And we do see an opportunity to roll those internationally and cultivate a more loyal local customer; and using our CRM capabilities and the loyalty program is a way to do that. Unidentified Audience Member Do you guys see an impact or a direct correlate at the store level to sales when a department store leaves, or is that no longer your customer? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP, COO & CFO I don't know that we have any specific data points that I could point to. Certainly, rationalization in the retail space can be a good thing. We've seen definite stores close. I don't know that we've been in many malls where anchors close, but typically I would say without a specific data point, where those are typically closing is where they have low traffic. And where we see success is when the mall successfully redevelops those locations into spaces or experiences that drive more traffic. So in some cases, we will see malls redevelop former anchor positions. In some cases, they are adding grocery retail which drives traffic and a consumer, in some cases. They are adding food and entertainment options where they will take an anchor out and create more of a lifestyle wing of the mall. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 And what we see as success in traffic driving is when there are those investments that are made back into the mall. Unidentified Audience Member How has the profile of your customer changed at Abercrombie and Hollister from where it was 5, 7 years ago, and where do you see it now and going forward? Fran Horowitz - Abercrombie & Fitch Co. - President & CEO Sure. So 5 and years ago, the way that the brands -- which preceded myself and Joanne -- the way that the brands were run at that point was it was essentially one product with two storefronts. When we joined the business, we made a concerted effort to actually -- to separate both the teams as well as the brand identities. What we've been able to accomplish with that is that we've established Hollister as the iconic global brand of the teenage consumer. So whether the consumer is in Tulsa or Shanghai, we believe that they wake up 24/7, and Hollister is their go-to brand. Abercrombie has and has been in the past a little older than that consumer. Statistics today tell us that the Abercrombie consumer, 80% of our US consumer is 18 and older. So most of that consumer joins us as they enter college and as they leave college, so starting at about 18, and we call it the twenty-something brand for the American casual luxury. So we have been able to, over the past several years, really separate both of the brands and give them each their own brand identity and their own space in the retail world. Unidentified Audience Member But in Abercrombie, have you changed the fit during that Abercrombie growth for the cheerleader girl and (inaudible)? Are you evolving and changing that in the new Abercrombie? Fran Horowitz - Abercrombie & Fitch Co. - President & CEO Yes, we have definitely over the past several years evolved our fit. We have a fit that I would say -- I will use the word -- is a little bit more demographic, is certainly more universal. We've recently introduced new fits. For example, in our men's shirting business where we had a very slim fit, we now have a more relaxed fit. We are absolutely looking to service more customers than we had in the past. Unidentified Audience Member I had a question; your direct business is a fairly large penetration. What have you seen in terms of return rates there and what can you do to improve them over time? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP, COO & CFO Yes, I think overall, our return rates in the direct business are higher than in the store business, but I think still what we see and what we see versus industry benchmarks is they are in a pretty good place from a customer return standpoint. We don't see more than what industry benchmarks would indicate. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Client Id: 77 We also see that return transaction predominately coming back to our stores. And the customer, we look at that as an opportunity for us to engage the customer, and it is driving traffic into our store locations. We try and convert that transaction. When we do have the customer in our stores, it is an opportunity for us, particularly as we are making changes in the brand, for us to show the customer the changes that we have made, both in the way our associates interact with them, with the product that we have on the floor, and help us drive stronger engagement overall through that transaction. The omnichannel business has really blurred the lines between a strict digital-only transaction and a store transaction. We've always had that return-to-store capability in the US, but now that when you come to a store, you can order from the store and we can deliver it to your house; or you can shop and choose to come into a store and pick up your product; all those lines are blurring. So the way we look at it is just another opportunity to serve the customer. Dana Telsey - Telsey Advisory Group - Analyst All right, thank you. Thank you very much. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2017, Thomson Reuters. All Rights Reserved. 8331868-2017-03-21T23:36:01.290 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 21, 2017 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference